UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: February 15, 2010
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)-(c) Departure of Directors or Certain Officers; Appointment of Certain Officers
On February 15, 2010, the Board of Directors of Anadarko Petroleum Corporation (the “Company”) elected R.A. Walker as President of the Company. Mr. Walker, age 52, has served as the Company’s Chief Operating Officer since March 2009 and will retain that title as well. He previously served as Senior Vice President, Finance and Chief Financial Officer from September 2005 until his appointment as Chief Operating Officer. Prior to joining Anadarko, he served as Managing Director for the Global Energy Group of UBS Investment Bank from 2003 to 2005. He has served as a director of Temple-Inland, Inc. (NYSE: TIN), an Austin, Texas-based manufacturing company, since November 2008. Since August 2007, he has also served as a director of Western Gas Holdings, LLC, a subsidiary of the Company and the general partner of Western Gas Partners, LP (NYSE: WES), a midstream master limited partnership, and served as the general partner’s Chairman of the Board from August 2007 to September 2009.
In connection with Mr. Walker’s appointment, James T. Hackett will no longer serve as President but will continue as Chairman and Chief Executive Officer.
A copy of the press release announcing these leadership changes is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Press Release dated February 17, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION (Registrant)
February 18, 2010	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 17, 2010.